N E T W O R K 1  F I N A N C I A L
 S E C U R I T I E S , I N C .

                                 August 18th, 2021
Mark B. Lucky
Visium Technologies, Inc.
4094 Majestic Lane
Fairfax, VA, 22033

Dear Mr. Lucky,

This letter sets forth the basis on which Network 1 Financial Securities, Inc. (“Network”) is engaged by Visium Technologies, Inc. (the “Company”) to act as its exclusive financial advisor and underwriter for its finance, shareholder relations and acquisition program for a one-year period beginning the date of this agreement.

1.
Nature of Services

Network shall provide the following services:

(a)
Advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances, capital requirements, valuation and funding. To prepare for this advisory function, we will perform a due diligence review of the Company.

(b)
Assist the Company in business development activities including the introduction of potential new business contacts and investors.

(c)
Work closely with the Company’s Management to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. This will also include assisting the Company to determine key business actions, including review of financing requirements and the Company’s capital structure, intended to help enhance shareholder value and the Company’s exposure to the investment community.

(d)
Review and assist with the preparation the Company’s presentation and marketing materials and other materials used to present the Company to the investment community and coordinate road shows for the Company with existing and potential investors, assist the Company in broadening its shareholder base and advise on alternative financing alternatives for the Company

(e)
Network will work with the Company’s staff in developing acquisition criteria both from the point of view of business compatibility and financial acceptability.

(f)
Network will assist the Company in identifying companies in the targeted industries, which may include public companies, divisions of public companies, and privately held companies, and after evaluating such companies, assist in ranking them in terms of priority and provide an opinion as to value and the price level necessary to consummate a transaction.

          Specific Services:

(a)
Shareholder relations and communications
(b)
Merger and Acquisition Advisory
(c)
Debt Financing
(d)
Equity Financing
(e)
Companies marketing and positioning strategies

Financing

2.
Compensation for Services

a.
A) Warrants Fee. As compensation with respect to a consummated Financing, the Company shall issue to Network 1 or its designees at the closing, warrants with an exercise period of three years (the “Network 1 Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) which equates to 2% of the aggregate amount raised whether directly or via convertible securities, options or warrants (in the case of convertible securities, options, and warrants, the number of shares of common stock into which such convertible securities are convertible or for which such warrants are exercisable in the Financing). If the Securities in the Financing include warrants, the Network 1 Warrants shall have the same terms, including exercise price and registration rights (but including exercise period only if longer than 5 years), as warrants issued in the Financing, except as provided below. However, if the Securities in the Financing do not include warrants, then the Network 1 Warrants shall have an exercise price equal to 110% of the closing price of the day of closing the placement.

             The Network 1 Warrants shall be in a customary form reasonably acceptable to Network 1. The shares of the common stock received by the Finder from the Company shall be registrable in any registration statement filed by the Company registering for resale any equity securities sold in the Securities Transaction.

B) Private Financing Fee. As compensation for the services to be provided by Network 1 hereunder, the Company agrees to pay to Network 1 a placement fee (the “Private Placement Fee”) equal to 7% of the aggregate amount raised by the Company (the “Aggregate Amount Raised”) which shall be payable upon the consummation of the placement. For clarity, if the Financing is consummated in more than one closing, the full amount of the initial closing shall become due and payable at the initial closing and any additional Private Placement Fee amounts owed shall be payable upon the Company’s receipt of the Aggregate Amount Raised at each closing.

3.
Indemnity

Each party shall indemnify the other and its partners, officers, directors, and employees against all claims, damages, liability, and litigating expenses (including the expense of investigation and defending such claims) as the same as incurred, relating to or arising out of its activities hereunder , except to the extent that any claims, damages, liability, or expense, if found on a final judgment by a court of law to have resulted from the other’s willful misconduct or gross negligence in performing the services described above.

4.
Termination

This Agreement may be terminated after nine months by either party at the end of any subsequent calendar month. The terminating party shall give written notice to the other party at least fifteen days prior to such termination. However, all shares issued pursuant to this Agreement will remain in effect. Should the Company effectuate a Transaction as defined in this Agreement with any of the Target(s) identified by Finder in a period of a twenty-four (24) months after termination of Agreement, Finder will be due full Finder’s Fee as defined here in.

5.
Confidential Information

Any information or data that is disclosed or otherwise made available by the Company to Network and that (a) the Company has clearly marked or identified in writing as confidential or proprietary, or (b) the Company identifies as confidential at the time of disclosure with written confirmation within 15 days of disclosure to Network; provided, however, that reports and/or information related to or regarding the Company’s business plans, business methodologies, strategies, technology, specifications, development plans, customers, prospective customers, billing records, and products or services shall be deemed Confidential Information of the Company.

“Confidential Information” shall not include any information that: (a) is or becomes available to the public (other than as a result of disclosure by the Company or its Associated Persons prohibited by this Agreement); (b) is made available to Network by a third party not known by Network (at the time of such availability) to be subject to a confidentiality obligation in favor of the Company; (c) is developed independently by Network or Network’s directors, officers, employees, agents, consultants, contractors, representatives or affiliated entities (collectively, “Associated Persons”)

The Receiving Party shall only use the Confidential Information internally solely for the purpose of evaluating a potential business relationship between the Network and the Company (the “Permitted Purpose”). Network shall not, without the prior written consent of the Company, directly or indirectly, disclose to anyone all or any portion of the Confidential Information.

6.
Non-Circumvent.

The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise. The Company (including affiliates of such parties) agrees that it will not attempt, directly or indirectly, to contact parties introduced to the Company by Network 1 on matters described in section 2 of this Agreement or contact or negotiate with any confidential source provided by Network 1, except through Network 1 or with the expressed written consent of Network 1 as to each such contact. The Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institutions introduced by or through Network 1 without the permission of Network 1. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company shall be liable for damages in favor of the circumvented party

7.
Entire Agreement

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding, and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except in writing signed by all parties.

8.
Governing Law

This Agreement shall be governed by the laws of the State of New York. The parties hereto agree to submit to the jurisdiction of the Supreme Court of the State of New York for the determination of any dispute arising this Agreement or in any action to enforce the terms hereof.

Please confirm the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this letter.

Very truly yours,

                                                                                                                    By: __ /s/ Edward Cabrera____
     Edward Cabrera
     Managing Director

By: __/s/ Damon Testaverde___
     Damon Testaverde
     Managing Director

Accepted and Agreed to:

By: __/s/ Mark Lucky__________

Visium Technologies, Inc.
Mark B. Lucky, CEO